                                                       Exhibit 3(b)



                        [SUTHERLAND ASBILL & BRENNAN LLP]




            STEPHEN E. ROTH
      DIRECT LINE: (202) 383-0158
       Internet: sroth@sablaw.com


                                 August 23, 2000

VIA EDGAR
---------

Board of Directors
GE Life and Annuity Assurance
 Company
6610 West Broad Street
Richmond, VA 23230

          Re:   GE Life & Annuity Separate Account III
                --------------------------------------

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account III for certain single premium variable life insurance contracts (File No. 333-37856). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              SUTHERLAND ASBILL & BRENNAN LLP


                              By:  /s/Stephen E. Roth
                                   ------------------
                                   Stephen E. Roth